Exhibit 23.2
Consent of Independent Registered Public Accounting Firm
Interface, Inc.
Atlanta, Georgia
We hereby consent to the incorporation by reference in the Prospectus constituting a part of this Registration Statement of our reports dated March 17, 2011, relating to the consolidated financial statements, the effectiveness of the Company’s internal control over financial reporting and the financial statement schedule of Interface, Inc. included in the Company’s 2010 Annual Report on Form 10-K for the year ended January 2, 2011.
We also consent to the reference to us under the caption “Experts” in the Prospectus.
/s/ BDO USA, LLP
Atlanta, Georgia
March 23, 2011